Exhibit 10.1

Execution Copy

RAILCAR MANAGEMENT TRANSITION AGREEMENT
This RAILCAR MANAGEMENT TRANSITION AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2016 (the “Effective Date”), by and among AMERICAN RAILCAR LEASING LLC, a Delaware limited liability company (“ARL”), AMERICAN RAILCAR INDUSTRIES, INC., a North Dakota corporation (“ARI”), and, solely for purposes of ARTICLE VI and ARTICLE IX, AMERICAN ENTERTAINMENT PROPERTIES CORP., a Delaware corporation (“AEPC”), SMRSH LLC, a Delaware limited liability company, and SMBC RAIL SERVICES LLC, a Delaware limited liability company. ARL and ARI are at times referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, pursuant to that certain Equity and Asset Purchase Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Purchase Agreement”), by and among ARL, AEPC, AEP Rail Corp. (collectively with AEPC, “Sellers”), SMBC Rail Services LLC (“Buyer”) and Sumitomo Mitsui Banking Corporation, solely for the purposes of ARTICLE I and XI therein, Buyer has agreed to acquire and Sellers have agreed to sell all of the issued and outstanding membership interests of ARL, as more fully described in the Purchase Agreement;
WHEREAS, prior to the consummation of the transactions contemplated by the Purchase Agreement, ARL has operated a railcar leasing business on behalf of the Group Companies and as an agent and as manager on behalf of the ARI Entities (as each such term is defined below);
WHEREAS, after the consummation of the transactions contemplated by the Purchase Agreement, ARL intends to continue to operate a railcar leasing business on behalf of the Group Companies and ARI intends to operate a railcar leasing business on behalf of the ARI Entities;
WHEREAS, ARI may, at a later date and with the mutual agreement of ARI and any RemainCo (as such term is defined below), become a manager or successor manager under a railcar management agreement with such RemainCo; and
WHEREAS, in anticipation of the transactions to be consummated pursuant to the Purchase Agreement, the Parties wish to conduct an orderly separation of their respective leasing businesses, including, among other things: (i) by transitioning the management of the ARI Entities’ railcar leasing business from ARL to ARI; (ii) by discharging certain obligations by and among the Group Companies and the ARI Entities; (iii) by ARI’s agreement to certain non-solicitation covenants; in each case, on the terms and conditions set forth herein; and (iv) by providing a mechanism for the possible later transition of the management of each RemainCo’s railcar leases from ARL to ARI.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I.
DEFINITIONS
1.01    The following terms in this Agreement shall have the meaning given to such term as follows:
“Action” means any claim, action, cause of action, suit, litigation, controversy, arbitration, investigation, formal inquiry, audit, hearing, charge, complaint, demand or notice of legal, administrative or other proceeding by or before any Governmental Entity or similar Person or body.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the avoidance of doubt, unless otherwise specified herein, the Group Companies shall be deemed Affiliates of Sellers (and vice versa) prior to and at the Initial Closing, and shall be deemed to be Affiliates of Buyer (and vice versa) after the Initial Closing, except that each RemainCo shall be deemed to be an Affiliate of Sellers (and vice versa) after the Initial Closing. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
“Agency Shared Railcar Lease Agreement” means any lease Contract for any rolling stock or railcar, under which any of the Group Companies, either as original named party or as assignee, successor-in-interest, or designee, acts in a capacity as, or is named in a capacity that includes acting as, agent for the owner of rolling stock or railcars, either under the original Contract or under any of the riders, amendments, or supplements thereto.
“ARI Acknowledgment” means a Contract between the Customer, ARL and ARI, in a form of notice and acknowledgment reasonably satisfactory to ARL and ARI, which upon execution by the Customer, ARL and ARI, provides that (i) ARI Railcars pursuant to an ARI-ARL Shared Railcar Lease Agreement or ARI Only Shared Railcar Lease Agreement between the Customer and ARL, shall be governed by a new contractual arrangement between Customer and ARI on terms that are substantially similar to the existing terms of such Shared Railcar Lease Agreement (or, at the request of the Customer after a draft of such ARI Acknowledgement is delivered to the Customer, are on any such terms that ARI may agree to in its sole discretion (except that any revision to or omission of the release specified in clause (iv) shall require the consent of ARL)), (ii) any guarantors of such Shared Railcar Lease Agreement will continue to provide a guarantee under such new contractual arrangement, (iii) if applicable, any credit support be provided to ARI and (iv) ARL be released from its obligations with regards to ARI Railcars.
“ARI Books and Records” means originals or copies of any books and records, documents, data and information (in each case, in whatever form maintained) in the possession or control of the Group Companies that pertain or relate to the assets, liabilities, properties, businesses, conduct and operations of the ARI Entities, including, without limitation, ARI Data.
“ARI Data” means all data relating to the ARI Railcars within the Management System (as that term is defined in ARTICLE III).
“ARI Entities” means, collectively, ARI and its Subsidiaries.
“ARI Entity Railcars” means railcars owned (or leased as lessee) by any ARI Entity.
“ARI Only Shared Railcar Lease Agreement” means any Shared Railcar Lease Agreement pursuant to which the only railcars and rolling stock that are leased are ARI Railcars.
“ARI Railcars” means the rolling stock and railcars owned by ARI or its Subsidiaries other than Longtrain.
“ARI-ARL-Longtrain Shared Railcar Lease Agreement” means any Shared Railcar Lease Agreement pursuant to which ARI Railcars, Longtrain Railcars and ARL Railcars are leased.

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“ARI-ARL Shared Railcar Lease Agreement” means any Shared Railcar Lease Agreement pursuant to which both ARI Railcars and ARL Railcars are leased.
“ARI-ARL RMA” means that certain Railcar Management Agreement, dated February 29, 2012, amended as of December 31, 2015, between ARI and ARL.
“ARL Railcars” means the rolling stock and railcars owned or leased (as lessee) by ARL or its Subsidiaries.
“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York, or in Tokyo, Japan, are required or authorized by Law or executive order to be closed.
“CAA” means that certain Collateral Agency Agreement, dated July 20, 2004, between U.S. Bank National Association, as Collateral Agent, ARL and each Pledgor thereto.
“Change of Control” means, with respect to any party (i) a direct or indirect transfer of the ownership of such party (other than to an Affiliate of such party), whether voluntary or by law, such that one or more transferees that did not immediately prior to such transfer control fifty percent (50%) or more of such party’s voting rights directly or indirectly controls fifty percent (50%) or more of such party’s voting rights after such transfer or (ii) any other sale, lease, license, transfer, purchase or other disposition of all or substantially all of the business of a party (other than to an Affiliate of such party), whether such sale is structured as a sale of stock, sale of assets, merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or otherwise.
“Contract” means any agreement, indenture, undertaking, instrument, contract, purchase order, promise, loan, note, lease or other legally binding commitment or obligation, whether written or oral and whether express or implied.
“Covered Affiliate” means, as of the date of measurement, any Person that is Controlled, directly or indirectly, by Carl C. Icahn (“Icahn”), other than (a) (i) any company listed as an issuer on the most recent Schedule 13F filed by Icahn with the Securities and Exchange Commission as of the date hereof or as of the Initial Closing or (ii) any other Public Company in which Icahn or any of the Covered Affiliates has an interest as of the date hereof or acquires an interest after the date hereof, including ARI (except, in each case of the foregoing clauses (i) and (ii), to the extent that the applicable company ceases to be a Public Company), or (b) any direct or indirect Subsidiary of any company included within the foregoing clause (a); provided, that, notwithstanding the foregoing, Icahn Enterprises, L.P. shall be considered a Covered Affiliate. For purposes of this definition, “Control” means possession, directly or indirectly, of power to elect a majority of the board of directors or other governing body of an entity (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise) and, without limiting the generality of the foregoing, (x) a Person who possesses, directly or indirectly, the power to Control the general partner of a limited partnership shall be deemed to Control such limited partnership, and (y) a Person who possesses, directly or indirectly, the power to Control the manager or managing member of a limited liability company shall be deemed to Control such limited liability company. For purposes of this definition, “Public Company” means an entity having securities which are (i) listed on any tier of the New York Stock Exchange or the NASDAQ Stock Market or any other similar national or international securities exchange or (ii) quoted on any tier of the OTC Markets Group (including, without limitation, the OTCQX, OTCQB and OTC Pink marketplaces) or any other similar national or international quotation service. For the avoidance of doubt, none of Cadus Corporation, CVR Energy, Inc., CVR Partners, LP, CVR Refining, LP, Federal-Mogul Holdings Corporation, Tropicana Entertainment Inc., Viskase Companies Inc., Voltari Corporation or any

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of their respective Subsidiaries shall be considered Covered Affiliates or Affiliates of ARI, unless and until any such Person ceases to be a Public Company or becomes a wholly owned Subsidiary of Icahn.
“Customer” means a party to any Shared Railcar Lease Agreement (other than Sellers, any ARI Entity or any Group Company) or any other Person (other than Sellers, any ARI Entity or any Group Company) who guarantees or is otherwise liable for the obligations of any such party under such Shared Railcar Lease Agreement.
“Enforceability Exceptions” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Law of general application affecting or relating to the enforcement of creditors’ rights generally or general principles of equity, whether considered in a proceeding at Law or in equity.
“Governmental Approval” means the consent, approval, license, Permit, order, qualification, authorization of, or registration or other action by, or any filing with or notification to, any Governmental Entity.
“Governmental Entity” means any (i) federal, state, local, municipal, foreign or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), whether foreign or domestic, or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether foreign or domestic, including any arbitrator or arbitral tribunal or panel.
“Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.
“Group Companies” means, collectively, ARL and its Subsidiaries; provided, that RemainCo shall not be a Group Company after the Initial Closing.
“Group Company Credit Facilities” means the credit facilities set forth on Schedule D hereto.
“Initial Closing” means the completion of the purchase of all the membership interests of ARL by SMBC Rail Services LLC, as contemplated by the Purchase Agreement.
“Initial Closing Date” means the actual date and time of the Initial Closing.
“LAA” means that certain Amended and Restated Lease Administration Agreement, dated October 2, 2006, between ARL, ARL Lease Administrators LLC, U.S. Bank National Association, and the Tranche II Owners thereto.
“Law” means any federal, state or local law (including common law), statute, ordinance, rule, regulation, judgment, order, injunction, stipulation, determination, decree, interpretation, bulletin, circular letter, published opinion, declaration, arbitration award or agency requirement or directive of, or by, any Governmental Entity.
“Longtrain” means Longtrain Leasing III, LLC, a Delaware limited liability company and a Subsidiary of ARI.
“Longtrain Acknowledgment” means a Contract between the Customer, ARL and ARI, in a form of notice and acknowledgment that is reasonably satisfactory to ARL and ARI, which upon the execution by

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the Customer, ARL and ARI (as agent for Longtrain), provides that (i) Longtrain Railcars or ARI Railcars pursuant to a Longtrain-ARL Shared Railcar Lease Agreement, Longtrain Only Shared Railcar Lease Agreement or ARI-ARL-Longtrain Shared Railcar Lease Agreement between the Customer and ARL, shall be governed by a new contractual arrangement between Customer and ARI (as agent for Longtrain) on terms that are substantially similar to the existing terms of such Shared Railcar Lease Agreement (or, at the request of the Customer after a draft of such Longtrain Acknowledgement is delivered to the Customer, are on any such terms that Longtrain may agree to in its sole discretion (except that any revision to or omission of the release specified in clause (iv) shall require the consent of ARL)), (ii) any guarantors of such Shared Railcar Lease Agreement will continue to provide a guarantee under such new contractual arrangement, (iii) if applicable, any credit support be provided to ARI (as agent for Longtrain) and (iv) ARL be released from its obligations with regards to the ARI Railcars or Longtrain Railcars.
“Longtrain-ARL RMA” means that certain Railcar Management Agreement, dated January 29, 2015, between Longtrain and ARL.
“Longtrain-ARL RMA Consent” means the applicable consents necessary with respect to the Longtrain-ARL RMA to effect the resignation of ARL as Manager under the Longtrain-ARL RMA and the appointment of ARI as Successor Manager under the Longtrain-ARL RMA or the termination of the Longtrain-ARL RMA and the entering into of a railcar management agreement between Longtrain and ARI, including the requisite consent of the noteholders under the Longtrain Indenture.
“Longtrain-ARL Shared Railcar Lease Agreement” means any Shared Railcar Lease Agreement pursuant to which both Longtrain Railcars and ARL Railcars are leased.
“Longtrain Indenture” means that certain Indenture, dated January 29, 2015, by and between Longtrain and U.S. Bank National Association, as Indenture Trustee.
“Longtrain Only Shared Railcar Lease Agreement” means any Shared Railcar Lease Agreement pursuant to which the only railcars and rolling stock that are leased are either (i) Longtrain Railcars or (ii) Longtrain Railcars and ARI Railcars.
“Longtrain Railcars” means the rolling stock and railcars owned by Longtrain.
“Mileage Payments” means compensation by railroads paid to owners of railcars or their assignees as a result of such owner supplying railcars used to transport commodities on such railroad’s system.
“Mileage Report” means any report from a railroad or the Association of American Railroads (or any successor thereto) concerning mileage or mileage compensation with respect to railcars administered under the LAA.
“New ARI Bank Account” means a bank account that shall be managed by ARL until the Initial Closing and managed by ARI thereafter, which for the avoidance of doubt shall not be the Lockbox Account (as defined in the ARI-ARL RMA).
“Permits” means permits, licenses, approvals, certificates, governmental qualifications, registrations, orders, variances, waivers and other authorizations of and from all Governmental Entities.
“Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, joint stock company, Governmental Entity, unincorporated

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organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.
“Pre-Closing Transition Period” means the period of time beginning on the Effective Date and ending on the Initial Closing Date.
“RemainCo” means each entity that is, as of the date of its formation, a Subsidiary of ARL and that is formed prior to or contemporaneously with the Initial Closing in order to hold the RemainCo Railcars. There shall not be more than two separate Persons that constitute a RemainCo.
“RemainCo Books and Records” means originals or copies of any books and records, documents, data and information (in each case, in whatever form maintained) in the possession or control of the Group Companies that pertain or relate to the assets, liabilities, properties, businesses, conduct and operations of any RemainCo, including, without limitation, RemainCo Data.
“RemainCo Data” means all data relating to the RemainCo Railcars within the Management System.
“RemainCo RMA” means each Railcar Management Agreement to be entered into by and between ARL and RemainCo as of the Initial Closing Date.
“RemainCo Railcars” means those rolling stock and railcars the ownership of which (or the rights therein as lessee) are transferred to any RemainCo by a Group Company on or before the Initial Closing Date, but only to the extent that, as of the relevant date, such rolling stock or railcars are owned (or leased as lessee) by such RemainCo.
“RemainCo Start Date” means the date on which ARI becomes the manager or successor manager under any RemainCo RMA, as applicable to the RemainCo Railcars that are owned (or leased as lessee) by the RemainCo party to such RemainCo RMA, in accordance with the terms of the applicable RemainCo RMA.
“Representative” means, with respect to any Person, the directors, officers, principals, partners, managers, members, employees, attorneys, advisors, agents, stockholders, equity holders, consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates or, with respect to Sellers, such Sellers’ respective Covered Affiliates.
“Redacted Information” means any information with regards to pricing, monetary amounts, fees, car numbers, and term.
“Shared Railcar Lease Agreement” means any lease Contract for any rolling stock or railcar, under which any of the Group Companies, either as original named party or as assignee, successor-in-interest, or designee, acts in a capacity as, or is named in a capacity that includes acting as, agent for the owner of rolling stock or railcars (other than if the only owner or owners thereunder are one or more Group Companies), either under the original Contract or under any of the riders, amendments, or supplements thereto.
“Specified Obligations” means any Obligations of the Group Companies (i) under the ARI-ARL RMA and the Longtrain-ARL RMA that, solely to the extent provided for in either such agreement, survive following termination of such agreement and (ii) under this Agreement solely to the extent that such Obligations arise during the Pre-Closing Transition Period.

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“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary and shall refer to any Subsidiaries that exist now or may be created in the future.
“Third Party Approval” means any consent, agreement, sublicense, approval, authorization, action, notice, estoppel certificate or waiver of, to or by any third party (other than a Governmental Entity).
1.02    Interpretation and Construction. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have correlative meanings when used in the plural, and vice versa. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
ARTICLE II.
GENERAL MANAGEMENT TRANSITION COVENANTS
2.01    General. Subject to the terms and conditions of this Agreement, during the Pre-Closing Transition Period, the Parties shall use their respective commercially reasonable efforts to cooperate with each other in all matters to effect an orderly and smooth transition of the railcar leasing business of the ARI Entities from ARL’s management to ARI’s management, and upon and following any RemainCo Start Date, the management of the railcar leases of the applicable RemainCo from ARL’s management to ARI’s management. ARL shall perform, and shall cause the Group Companies to perform, the obligations set forth in this Agreement in exchange for ARI’s agreement in Section 2.07 and Section 2.10. The Group Companies shall receive no fee, commission or other payment for performing the obligations set forth herein.
2.02    Ownership. To the extent that the Group Companies or ARI Entities (or any of their respective Affiliates) own any property, assets, rights, licenses, permits, titles or interests of any kind and nature that are owned or held for the benefit of the other Party or its Subsidiaries, each Party hereby covenants that it will (and it will cause its Affiliates to), from time to time upon the other Party’s request, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all further acts, conveyances, transfers, assignments and assurances as reasonably may be required to convey or transfer to

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the applicable Party, any such property, assets, rights, titles, interests, liabilities, and/or obligations, as applicable, free and clear of all liens.
2.03    Coordinators. Each Party shall designate in writing a representative to act as its primary contact person to coordinate the performance of this Agreement (collectively, the “Coordinators”). Each Party may treat an act of a Coordinator of the other Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Coordinator had authority to so act; provided, that, no such Coordinator has authority to amend this Agreement or any of its terms. Each Party shall, as applicable, advise the other Party in advance in writing of any change in the Coordinator, setting forth the name of the Coordinator to be replaced and the name of the replacement, and certifying that the replacement Coordinator is authorized to act for such Party in all matters relating to this Agreement as provided in this Section 2.03. ARL’s initial Coordinator shall be John O’Bryan. ARI’s initial Coordinator shall be Jeffrey S. Hollister.
2.04    Level and Scope of Obligations. The Parties shall perform the obligations set forth herein in compliance in all material respects with all applicable Laws, rules and regulations, exercising the same degree of care, quality and timeliness as each exercises in performing the same or similar services for its own business. Nothing in this Agreement shall require the Parties to perform, or cause to be performed, any obligations in a manner that would constitute a violation of applicable Law.
2.05    Access. From and after the Effective Date until the earlier of the Initial Closing Date or the termination of this Agreement in accordance with its terms, ARL shall afford to the officers, employees, accountants, counsel and other Representatives of ARI, reasonable access, during normal business hours upon reasonable advance notice, to the books and records of ARL relevant to the obligations hereunder (but not the Group Companies’ systems except to the extent otherwise provided hereby or otherwise reasonably necessary to obtain access to such books and records and only for such purpose) subject to ARTICLE VII hereof and the terms of any confidentiality agreements or provisions between the Group Companies and the ARI Entities set forth in the ARI-ARL RMA, Longtrain-ARL RMA, LAA and CAA.
2.06    Books and Records.
(a)    Prior to the Initial Closing Date, Sellers shall use commercially reasonable efforts to cause all ARI Books and Records in the possession of the Group Companies to be segregated and delivered to ARI in such format as ARI may reasonably request. From and after the Initial Closing Date, the Group Companies shall use commercially reasonable efforts to deliver any ARI Books and Records that may, from time to time, be in the possession of the Group Companies, to ARI, at ARI’s cost and in such format as ARI may reasonably request. From and after any RemainCo Start Date, the Group Companies shall use commercially reasonable efforts to deliver the applicable RemainCo Books and Records that may, from time to time, be in the possession of the Group Companies, to ARI, at ARI’s cost (which ARI may recover from the applicable RemainCo) and in such format as ARI may reasonably request.
(b)    In the event that, following such delivery, except as ARI may agree in its sole discretion, (i) any copy, backup, image, or other form or version or electronic vestige of any portion of such ARI Books and Records (or, after any RemainCo Start Date, the applicable RemainCo Books and Records), remains accessible to or discoverable or retrievable by Buyer or the Group Companies (each, a “Residual Record”), or (ii) to the extent that any ARI Books and Records (or, after any RemainCo Start Date, the applicable RemainCo Books and Records) cannot reasonably be segregated from the other books and records of the Group Companies (each, a “Combined Record” and, together with a Residual Record, the “Maintained Records”), then, in the case of each (i) and (ii), from and after the Initial Closing (or, in the case of RemainCo Books and Records, the applicable RemainCo Start Date), ARL agrees that (X) it will not, and will cause its

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Affiliates and their respective Representatives not to, intentionally use or attempt to use any means to access, retrieve, restore, recreate, unarchive or otherwise gain access to or view any Maintained Record for any purpose, and (Y) it will, and will cause its Affiliates and their respective Representatives to, keep such Maintained Records confidential and treat such information as confidential information subject to ARTICLE VII hereof, in each case, subject to the terms and conditions of this Agreement.
(c)    Until the expiration of four (4) years after all obligations under this Agreement have been satisfied (or such later date as may be required by applicable Law), the Group Companies shall maintain the Maintained Records, and any books and records relating to the Group Companies’ management of the ARI Entities’ railcar leasing business (and, with respect to any RemainCo or RemainCo Railcars as to which the RemainCo Start Date has occurred, the Group Companies’ management of the applicable RemainCo Railcars prior to such RemainCo Start Date) and the provision of services hereunder (collectively, the “Total Record”), to the extent consistent with how such books and records were kept by the Group Companies with respect to the ARI Entities’ (and, as applicable, RemainCo’s) business prior to the consummation of the transactions contemplated by the Purchase Agreement (taking into account any change in the keeping of books and records that is necessary or reasonably desirable as a result of this Agreement and the transactions contemplated by the Purchase Agreement). Notwithstanding the foregoing sentence, the Group Companies shall keep such books and records for a longer period of time as expressly directed in writing by ARI if ARI notifies ARL in writing that, in ARI’s reasonable discretion, the preservation of such books and records is necessary or advisable in connection with any pending or threatened Action that may involve ARI or any of its Affiliates (or, with respect to any RemainCo with respect to which the RemainCo Start Date has occurred, the applicable RemainCo).
(d)    Using only those Representatives of ARL that have a bona fide need to handle such information, ARL shall until the expiration of four (4) years after all obligations under this Agreement have been satisfied (or such later date as may be required by applicable Law) make the Total Record (including financial data required for filings and audits, in either electronic or paper form) available to the ARI Entities for use and copying (i) upon reasonable written notice, during normal business hours, (ii) subject to reasonably imposed security procedures and limitations, (iii) at ARI’s cost and (iv) subject to compliance with ARTICLE VII. The Group Companies shall not access or use the Total Record, except as expressly directed in writing by ARI or as required by applicable Law, and shall destroy (unless prohibited from destroying by applicable Law) and certify the destruction of such books and records upon ARI’s request.
(e)    After the Initial Closing, except as ARI might agree in its sole discretion or as contemplated by this Agreement, if any Group Company receives Customer information related to the ARI Entity Railcars (or, after any RemainCo Start Date, the applicable RemainCo Railcars), it will (i) deliver such information to ARI, (ii) cease any review of such information, (iii) provide written notice to ARI regarding receipt of such information and (iv) reasonably cooperate with ARI in seeking to prevent such Group Company’s receipt of such information. After the Initial Closing except as ARL might agree in its sole discretion or as contemplated by this Agreement, if any ARI Entity receives Customer information related to the ARL Railcars (or related to any railcars that cease to be a RemainCo Railcar, prior to the applicable RemainCo Start Date), it will (i) deliver such information to ARL, (ii) cease any review of such information, (iii) provide written notice to ARL regarding receipt of such information and (iv) reasonably cooperate with ARL in seeking to prevent such ARI Entity’s receipt of such information.
(f)    Notwithstanding anything to the contrary set forth in this Section 2.06, nothing in this Section 2.06 shall require any Group Company to take any action if such action would reasonably be expected to impair its ability to perform its obligations under the ARI-ARL RMA or the Longtrain-ARL RMA at any time such agreement remains in effect.

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2.07    Non-Solicitation. From the Effective Date until twenty-four (24) months after the Initial Closing Date, ARI shall not directly or indirectly, solicit for employment or hire any employee of any of the Group Companies; provided, however, that ARI or its Affiliates may solicit for employment or hire (a) as of the Effective Date, the individuals listed in Schedule A-1 hereto, (b) the individuals listed in Schedule A-2 hereto, each of whom may be solicited during the Pre-Closing Transition Period and who may be hired on or following the Initial Closing, (c) those employees of the Group Companies identified by Sellers to Buyer on a final list of individuals who will be employed by Sellers, ARI or their respective Affiliates following the Initial Closing in accordance with the timing set forth in the Purchase Agreement or (d) any Person who is terminated or otherwise discharged by any of the Group Companies following the Initial Closing whether with or without cause. The foregoing sentence is referred to herein as the “Non-Solicitation/Non-Hire Provision.” The Non-Solicitation/Non-Hire Provision shall lapse and be of no further force or effect, without any further action by any Person, immediately upon a Change of Control of ARL that occurs following the Initial Closing.
2.08    Transition Assistance. During the Pre-Closing Transition Period, ARL shall make the individuals listed in Schedule A-2 hereto available on a reasonable basis to the ARI Entities to assist in planning and preparing for the transition to ARI of the management of the ARI Entities’ railcar leasing businesses, including assisting the ARI Entities in hiring employees and engaging third party contractors, if necessary; provided, that, assistance provided pursuant to this Section 2.08 shall not adversely disrupt such individual’s day-to-day duties to ARL. For the avoidance of doubt, any assistance provided by ARL employees to ARI pursuant to the terms of the ARI-ARL RMA or the Longtrain-ARL RMA shall continue to be provided until such time as each such agreement is discharged and released in accordance with the terms of this Agreement.
2.09    ARL Only Railcar Lease Agreements. Nothing herein shall require ARL to cooperate or assist ARI with ARI’s solicitation of or ARI’s entering into any lease Contract for any rolling stock or railcars with any counterparty to a lease Contract of ARL, if such counterparty is not a Customer, except that (i) ARL will provide to ARI as soon as practicable following the Effective Date, all contact information for all customers that are a party to an Agency Shared Railcar Lease Agreement (other than a Shared Railcar Lease Agreement), along with copies of all such Agency Shared Railcar Lease Agreements (other than Shared Railcar Lease Agreements and the Redacted Information); (ii) ARL shall from time to time provide ARI with copies of any additional contact information or such Agency Shared Railcar Lease Agreements (other than a Shared Railcar Lease Agreement and the Redacted Information) that come into any Group Company’s possession prior to the Initial Closing as soon as practicable after taking possession thereof; (iii) ARL has provided to ARI, or from time to time will provide as soon as practicable following the Effective Date, all contact information for all customers that have purchased ARI railcars prior to the date hereof or that do purchase ARI railcars from and after the date hereof until Initial Closing; (iv) nothing in this Section 2.09 shall relieve ARL of any of its obligations under the ARL-ARI RMA or the ARL-Longtrain RMA until such time as each such agreement is discharged and released in accordance with the terms of this Agreement; (v) nothing herein shall prohibit ARI from soliciting any customer, including, without limitation, any customer that is counterparty to a lease Contract of ARL; and (vi) ARL shall make John O’Bryan available on a reasonable basis to the ARI Entities to provide strategic planning assistance in connection with the ARI Entities’ activities under this Section 2.09.
2.10    Discharge of Obligations. As of, and simultaneously with, the Initial Closing, the Group Companies and ARI Entities hereby agree, without any further action by any party, that any Contract or arrangement, including, without limitation, the agreements listed on Schedule E hereto, between any of the Group Companies on the one hand and any of the ARI Entities on the other hand shall be terminated (other than the ARI-ARL RMA, the Longtrain-ARL RMA, the CAA and the LAA which shall be terminated pursuant

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to Section 4.02 and Section 5.03, as applicable), and all obligations, duties, and liabilities (collectively, “Obligations”) thereunder shall be discharged and released hereby, and that such Obligations shall thereafter have no further force or effect (other than Obligations under the ARI-ARL RMA, the Longtrain-ARL RMA, the CAA and the LAA which shall be discharged and released pursuant to Section 4.02 and Section 5.03, as applicable); provided, that, nothing herein contained shall discharge or release or be deemed to discharge or release any Group Company or ARI Entity from its respective Obligations under (A) the agreements specifically listed on Schedule B hereto to the extent provided on Schedule B and (B) this Agreement (except that any Specified Obligations defined in clause (ii) of the definition of Specified Obligations shall be irrevocably discharged and released hereby only with respect to ARL and such Specified Obligations instead shall be undertaken by AEPC in accordance with Section 6.01(a) hereof).
2.11    Payments. From and after the Initial Closing Date, if any Party or its Subsidiaries receives any money (including payment of any account receivables) or any payment that is attributable to a lease, good or service provided by the other Party or its Subsidiaries pursuant to the provisions of this Agreement or any other Contract, then the receiving Party shall hold such money or payment in trust for the respective other Party or Subsidiary, pay or transfer such money or payment, without setoff, to such other Party or Subsidiary as soon as practicable following receipt thereof and, in any case, within ten (10) Business Days from the date of receipt by the receiving Party or Subsidiary of such money or payment. In all cases where any payments are to be shared or reapplied among the Group Companies and ARI Entities, the payments shall first be applied to the oldest unpaid invoices of each of them, pro rata, and then to the next oldest unpaid invoices of each of them, pro rata, and so on. Notwithstanding the other provisions of this Section 2.11, all payments received by either party that are governed by the terms of the Longtrain-ARL RMA, the LAA or the CAA at any time shall be subject to and handled in accordance with the terms of such agreement (subject to the provisions of Section 5.02(d)).
2.12    Contact Information. ARL has provided, or will provide as soon as practicable following the Effective Date, to ARI, all contact information for all customers that are a party to a Shared Railcar Lease Agreement, along with copies of all of the Shared Railcar Lease Agreements (other than the Redacted Information related only to ARL railcars) and correspondence and documentation and database information relating to ARI Railcars and Longtrain Railcars, including as to payment history (the “SRLA Information/Documents”).
2.13    Pre-Closing SRLA Information/Documents. ARL shall provide ARI with copies of any additional SRLA Information/Documents that come into any Group Company’s possession prior to the Initial Closing as soon as practicable after taking possession of such SRLA Information/Documents.
2.14    Necessary Notices. If applicable, in connection with the ARI Acknowledgements, the Longtrain Acknowledgements, and the assignments of Shared Railcar Lease Agreements to be made pursuant to this Agreement, ARL shall provide all necessary notices of the ARI Entities ownership (1) to each railroad from which Mileage Payments or Mileage Reports are delivered, (2) to the Official Railway Equipment Register, (3) to any Customers, and (4) to any other applicable third parties.
2.15    Management Services.
(a)    Services Provided. The Parties acknowledge and agree that, prior to the Effective Date, ARL staff uses the Management System, on behalf of ARI and Longtrain in connection with ARL’s role as manager under the ARI-ARL RMA and the Longtrain-ARL RMA, to perform certain data administration services, including data input, reporting and extraction, related to the following functions: (1) fleet management; (2) customer and vendor billing coordination and payment; (3) production of

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management reports; (4) repair and maintenance; (5) general record-keeping; (6) regulatory compliance; and (7) marketing, re-leasing and sales (such data administration services, collectively, the “Services”). From and after the Effective Date and until ARI confirms in writing that ARI is independently able to perform the Services using the Management System, but in no event later than six (6) months after the Initial Closing Date, each Group Company will continue to use the Management System to provide the Services or permit ARI resources to use the Management System to perform the Services (if the Parties so determine pursuant to Section 2.15(b)) in a manner consistent with the past practice of ARL under the ARI-ARL RMA and the Longtrain-ARL RMA prior to the Effective Date. ARI shall provide such confirmation as soon as reasonably practicable. For the avoidance of doubt, (x) the Group Companies shall not be responsible for the provision of any Services other than to the extent that ARL was providing such Services to ARI or Longtrain prior to the Effective Date, and (y) ARI and Longtrain shall be responsible for all business decisions related to the functions set forth above and the Group Companies’ obligations under this Section 2.15(a) shall be limited to data administration in connection therewith. For the avoidance of doubt, any assistance provided by ARL employees to ARI pursuant to the terms of the ARI-ARL RMA or the Longtrain-ARL RMA shall continue to be provided until such time as each such agreement is discharged and released in accordance with the terms of this Agreement.
(b)    Resources. The Services shall be provided by a combination of (1) ARL employees; (2) ARI employees, who shall be engaged in connection with the Services at ARL’s reasonable request; or (3) temporary workers, consultants or contractors, to be retained by ARL with ARI’s prior written consent, such consent not to be unreasonably withheld. The Parties shall cooperate in good faith to determine the appropriate number and combination of the foregoing individuals.
(c)    Costs. ARL’s provision of the Services shall be at ARI’s expense and shall be calculated based on the fully-loaded overhead cost to ARL of the staff used to perform the Services. In the event that the Services are provided by temporary workers, consultants or contractors engaged by ARL in accordance with Section 2.15(b), ARI shall be responsible for the fully-loaded cost of any such temporary workers, consultants or contractors.
(d)    Limitation of Liability; Indemnity. In no event will ARL be liable to ARI in connection with providing Services other than in the case of (a) the fraud, gross negligence or willful misconduct of ARL or any of the Group Companies, or (b) a breach of the confidentiality obligations in ARTICLE VII by ARL or any of the Group Companies. ARI will indemnify, defend, and hold ARL harmless against any and all claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys’ fees), fines and penalties (“Losses”) arising out of or relating to ARL’s or any Group Company’s performance of the Services under this Agreement, except to the extent that such Losses are the result of (x) the fraud, gross negligence or willful misconduct of ARL or any of the Group Companies, or (y) a breach of the confidentiality obligations in ARTICLE VII by ARL or any of the Group Companies.
ARTICLE III.
INTELLECTUAL PROPERTY
3.01    ARI Data. All ARI Data shall belong solely and exclusively to ARI and shall be provided to ARI prior to or contemporaneously with the Management System.
3.02    Management System License.

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(a)    By no later than thirty (30) days after the Effective Date, the Group Companies shall provide ARI with complete copies of the software system that ARL uses for the management of owned and leased railcar fleets, including, without limitation, all of the software (in both object code and source code form), scripts, configuration data, system set-up data, other data tables (but not ARL railcar or railcar lease data), interfaces, conversions, database backup and restore procedures, disaster recovery procedures and other non-hardware components and information reasonably necessary to make the system operational, as well as related documentation (collectively, the “Management System”). ARL shall provide ARI any updates, upgrades or enhancements developed during the Pre-Closing Transition Period as soon as reasonably practicable. ARL shall have no duty to provide any updates, upgrades or enhancements developed after the Initial Closing Date, nor any obligation to correct any errors in the Management System. ARL shall use commercially reasonable efforts to ensure that (i) the copies of the Management System delivered to ARI do not contain the Group Companies’ confidential customer data (other than the Management System itself) and (ii) that the copies of the Management System retained by ARL do not include the confidential information of Sellers, their Covered Affiliates and any ARI Entities; provided, that, the Group Companies may retain a copy of the ARI Data to the extent necessary and solely for purposes of providing the services related to the Management System in this Section 3.02. The Management System is being provided on an as-is basis without any representations or warranties of any kind. For the avoidance of doubt, the license granted hereunder shall supersede any license to the Management System granted in the LAA with respect to ARI only, and Longtrain shall receive the benefits and burdens of both the license granted in the LAA and the license granted hereunder, except that nothing herein shall add to the burdens or reduce the rights of Longtrain or its successors and assigns under the LAA.
(b)    From and after the Effective Date, ARL shall and does grant the ARI Entities (the “Licensees”) a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up, non-transferrable (except as set forth herein), non-sublicensable (except as set forth herein), royalty-free right and license to: (i) copy, install, execute, use, and allow use of the Management System by the Licensees and their respective employees, agents and independent contractors solely for the Licensees’ internal business purposes in connection with the Licensees’ railcar leasing businesses; (ii) deploy and allow access to the Management System online in conjunction with the Licensees’ internal business purposes substantially consistent with the deployment and allowance of access prior to the Effective Date, including, but not limited to, on Internet websites available to customers and/or the public; (iii) modify, adapt, translate, enhance, improve, and create derivative works from the Management System, which adaptations, translations, enhancements, improvements, and derivative works shall be the sole and exclusive property of Licensees; provided, that, any such ownership does not in any way interfere with or diminish ARL’s ownership of, and rights to, the Management System and shall not confer any additional rights to Licensees of the Management System; (iv) use the Management System for purposes of development, testing, back-up, disaster recovery, high availability, clustering and archiving; (v) use the Management System on any or all current and future operating systems and any or all current and future hardware platforms on which the Management System (in its current form or as modified by or on behalf of Licensees) is capable of running, regardless of hardware or operating system capacity; and (vi) transfer the Management System to other systems, hardware platforms or locations owned or controlled by a Licensee within any of its global computing environments. Licensees may exercise the foregoing rights and licenses through their own personnel or through third-party service providers (including consultants, outsourcing providers, and disaster recovery providers) and, in connection with such exercise, Licensees may grant a limited sublicense to such parties, on terms no less restrictive than those contained herein. For the avoidance of doubt, Licensees may not use the foregoing rights and licenses to provide railcar management services to, or to use the Management System or any portion thereof on behalf of or for the benefit of any Person that is not a Licensee or a Covered Affiliate, and Licensees may not transfer, sell, assign or otherwise dispose of the license granted hereunder; provided, that, Licensees shall be entitled to (i) assign their rights to and obligations regarding the Management System to one or more of

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their Covered Affiliates; (ii) assign their rights to and obligations regarding the Management System to any subsequent purchaser of all or substantially all of the Licensees’ leasing business (whether such sale or transfer is structured as a sale of a division, sale of a Subsidiary, sale of stock, sale of assets, merger, recapitalization or otherwise); (iii) collaterally assign the Management System to their lender(s) and hypothecate, pledge or otherwise use the Management System as security in connection with financing transactions; (iv) pledge a copy of the Management System pursuant to a provision in any of its intercreditor agreements substantially similar to Section 8 of the LAA; or (v) use the Management System for the benefit of any Person as part of a sale/lease back or structured financing transaction, where such Person owns railcars but is not engaged in the operation or leasing of railcars except through a third party manager.
(c)    The Group Companies shall own all right, title and interest in and to any intellectual property rights (including, without limitation, any inventions, works of authorship, processes, methods, algorithms, software and data structures) that are created by the Group Companies in the course of performance of this Agreement. The ARI Entities shall have, and the Group Companies hereby grant to the ARI Entities, a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free right and license to fully exploit any intellectual property rights that are created by the Group Companies in the course of performance of this Agreement and that relate to or would be advantageous if used in the railcar leasing business, whether or not such intellectual property rights are created specifically and exclusively for the ARI Entities.
(d)    For a period beginning on the Effective Date and ending on the date that is nine (9) months after the Initial Closing Date, ARL shall provide reasonable assistance and training to ARI in connection with the implementation and use of the Management System; provided, that, such assistance does not adversely disrupt the day-to-day business of ARL. Notwithstanding anything to the contrary contained in this Section 3.02, ARL shall have no duty to provide ARI with access to any maintenance or support services that are provided by third parties.
(e)    Upon ARI’s written request, the Group Companies shall permanently delete all ARI Data (and, upon and following any RemainCo Start Date, all applicable RemainCo Data) and provide written certification of destruction signed by an authorized officer. To the extent that any ARI Data or, as applicable, RemainCo Data, cannot be deleted (e.g., ARI Data or RemainCo Data on archived backup tapes), it shall be treated as a Maintained Record in accordance with Section 2.06. Notwithstanding the foregoing, in no event shall the Group Companies be requested to take any action pursuant to this Section 3.02(e) if such action would reasonably be expected to impair its ability to perform its obligations under the ARI-ARL-RMA or the Longtrain-ARL RMA.
3.03    Trademark License.
(a)    ARI shall and does grant to the Group Companies the right and license to use the trademarks identified in the attached Schedule C (the “Licensed Trademarks”) in connection with the operation of and products associated with operating a railcar leasing business. ARI grants the foregoing license for a period of six (6) months from and after the Initial Closing Date or such longer time period permitted by Section 3.03(b), solely to facilitate the removal of Licensed Trademarks from any and all vehicles, facilities, signage, railcars, equipment, stationery, business cards, advertising materials, web content, inventory, packaging, product, service and training literature, credit and collection materials and all other similar materials of the Group Companies; provided, however, that during such six (6) month transition period, subject to Section 3.03(b), the Group Companies shall use commercially reasonable efforts to change the Group Companies’ corporate names and to discontinue the use of the name “American Railcar” and the other Licensed Trademarks as soon as practicable.

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(b)    Notwithstanding the foregoing, (i) if there is an outstanding Group Company Credit Facility currently in place with regards to any particular Group Company, that Group Company shall not be required to change its corporate name if it includes the Licensed Trademarks or any other similar term or derivative thereof until such time as such Group Company Credit Facility is refinanced, repaid, matured or otherwise terminated, and (ii) ARL shall not be required to remove the licensed trademarks from any Group Company railcars bearing those marks until such time as a railcar requires cleaning, maintenance or repair work or is otherwise in the possession or control of ARL.
(c)    ARL acknowledges that it shall not have and shall not acquire any rights to or interest in the Licensed Trademarks and any derivatives thereof, and that all use of the Licensed Trademarks and any derivatives thereof, and any goodwill arising from such use, shall inure solely to the benefit of ARI. Neither during the term of this license, nor after its expiration or termination shall ARL (i) assert, or permit or assist any third party to assert, any claim to the Licensed Trademarks or any goodwill relating to them; or (ii) adopt or use any name or mark that is a derivative of the Licensed Trademarks or is substantially similar to or likely to cause confusion with the Licensed Trademarks.
(d)    ARL shall provide ARI with a written report on a quarterly basis, beginning on the first day of the first fiscal quarter following the Initial Closing and on the first day of each fiscal quarter thereafter, and ending with the fiscal quarter following the Initial Closing during which the Licensed Trademarks cease to be used by any Group Company or to appear on any ARL Railcars, that provides: (i) the name of every Subsidiary that continues to include the Licensed Trademarks or any other similar term or derivative thereof; (ii) the identification number of every railcar from which the Licensed Trademarks or any other similar term or derivative thereof have been removed during the preceding quarter; and (iii) a status update regarding any events that have occurred and any events that are expected to occur within the next thirty (30) days described in Section 3.03(b). ARI shall also have the right to inquire at any reasonable time about, and ARL shall provide, the status of specific events related to Group Company Credit Facilities and railcars in each case that continue to include the Licensed Trademarks or any other similar term or derivative thereof.
(e)    ARL shall, and shall cause any Group Company to, notify relevant third parties, including Customers and vendors, of the change of name of any relevant Group Company within thirty (30) days of the legal name change of such entity, and shall upon request, provide ARI with written evidence that it has done so.
ARTICLE IV.
TRANSITION OF ARI RAILCARS
4.01    ARI Shared Railcar Lease Agreements.
(a)    ARI Acknowledgments. As soon as reasonably practicable, but no later than twenty (20) Business Days after the Effective Date, ARL and ARI shall request that each Customer to an ARI-ARL Shared Railcar Lease Agreement or ARI Only Shared Railcar Lease Agreement execute an ARI Acknowledgment. ARL and ARI shall cooperate in directing each such Customer to make the proper payments to a New ARI Bank Account. At ARI’s request, the Group Companies shall execute and deliver customary and confirmatory assignments and, if necessary or appropriate, customary and confirmatory bills of sale evidencing ARI’s ownership of the ARI Railcars and ARI’s status as lessor.
(b)    Evidence of Assignment at or prior to Initial Closing.

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(i)    At the Initial Closing, or prior to the Initial Closing if requested by ARI, with respect to each ARI-ARL Shared Railcar Lease Agreement where the Customer has not executed an ARI Acknowledgment, the Group Company party to the ARI-ARL Shared Railcar Lease Agreement and ARI shall execute and deliver an assignment and assumption agreement and, if necessary or appropriate, a customary and confirmatory bill of sale, each in a form reasonably satisfactory to ARL and ARI, evidencing the transfer of the interest of the applicable Group Company in the corresponding ARI Railcars and such ARI-ARL Shared Railcar Lease Agreement only with respect to the ARI Railcars to ARI.
(ii)    At the Initial Closing, or prior to the Initial Closing if requested by ARI, with respect to each ARI Only Shared Railcar Lease Agreement where the Customer has not executed an ARI Acknowledgment, the Group Company party to the ARI Only Shared Railcar Lease Agreement and ARI shall execute and deliver an assignment and assumption agreement and, if necessary or appropriate, a customary and confirmatory bill of sale, each in a form reasonably satisfactory to ARL and ARI, evidencing the transfer of the interest of the applicable Group Company in the corresponding ARI Railcars and such ARI Only Shared Railcar Lease Agreement to ARI.
(iii)    Within three (3) Business Days following the date of the execution and delivery specified in Sections 4.01(b)(i) and 4.01(b)(ii), ARL shall deliver executed transfer notices in form and substance reasonably satisfactory to ARI to each applicable Customer, notifying such Customer of the assignment of the ARI-ARL Shared Railcar Lease Agreement with respect to the ARI Railcars or the ARI Only Shared Railcar Lease Agreement, as applicable.
(iv)    After the Initial Closing, where the Customer has not executed an ARI Acknowledgment, with respect to any ARI Railcars that are removed from any ARI-ARL Shared Railcar Lease Agreement, the Group Companies will provide commercially reasonable confirmations or undertakings confirming that the ARI-ARL Shared Railcar Lease Agreement no longer applies to such ARI Railcars.
(v)    After the Initial Closing, where the Customer has not executed an ARI Acknowledgment with respect to the ARI Railcars, the Group Companies will provide reasonable confirmations or undertakings in favor of ARI’s existing or future lending groups, in a manner no more burdensome than the manner in which such actions were taken in respect of the Longtrain financings, including by providing access to the ARI-ARL Shared Railcar Lease Agreements and the payments in respect thereof (but in no event will this include acting as manager).
(vi)    After the Initial Closing, where the Customer has not executed an ARI Acknowledgment with respect to the ARI Railcars, the Group Companies will not amend any ARI-ARL Shared Railcar Lease Agreement with respect to the ARI Railcars without the prior written consent of ARI, and will follow all reasonable requests and directions from ARI with respect to remedial or enforcement actions thereunder with respect to the ARI Railcars to the extent necessary or appropriate to preserve or enforce ARI’s rights thereunder. ARI will indemnify, defend, and hold ARL harmless against any and all Losses arising out of or relating to (1) ARL’s taking any action directed by ARI under this Section 4.01(b)(vi), (2) any breach by ARI under any ARI-ARL Shared Railcar Lease Agreement or (3) the ARI Railcars under any ARI-ARL Shared Railcar Lease Agreement that is assigned pursuant to Section 4.01(b)(i) above. ARL will indemnify, defend, and hold ARI harmless against any and all Losses arising out of or relating to ARL’s failing to take any action directed by ARI in accordance with this Section 4.01(b)(vi) or arising out of or relating to a breach by ARL under any ARI-ARL Shared Railcar Lease Agreement with respect to ARI Railcars.

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(c)    Further Efforts. For a period of one (1) year after the Initial Closing, with respect to each ARI-ARL Shared Railcar Lease Agreement where the Customer has not executed an ARI Acknowledgment, ARL shall use its commercially reasonable efforts to work together with ARI to obtain an executed ARI Acknowledgment from such Customer and ARI agrees to cooperate with ARL for this purpose (which, for the avoidance of doubt, shall not be more burdensome than ARL’s requesting such Customer to execute such ARI Acknowledgment during ordinary course communications with such Customer).
4.02    Termination of ARI-ARL RMA. As of, and simultaneously with, the Initial Closing, ARL and ARI hereby agree, without any further action by any Party, that the ARI-ARL RMA shall be terminated and all Obligations under the ARI-ARL RMA shall be discharged and released, and such Obligations shall thereafter have no further force or effect. Notwithstanding the foregoing, any Specified Obligations under the ARI-ARL RMA shall be discharged and released hereby, only as to ARL, and ARL shall be irrevocably discharged and released from any further Specified Obligations and such Specified Obligations instead shall be undertaken by AEPC in accordance with Section 6.01(a) hereof.
ARTICLE V.
TRANSITION OF LONGTRAIN RAILCARS
5.01    Consents.
(a)    Efforts. ARI shall, and shall cause the ARI Entities to, use commercially reasonable efforts to (i) obtain the Longtrain-ARL RMA Consent, (ii) obtain any consents required to remove Longtrain from the LAA and (iii) obtain any consents required to remove Longtrain from the CAA (together, the “Longtrain Consents”); provided, that, such efforts shall not require any ARI Entity to pay any consent fee or any similar fee. ARL shall use commercially reasonable efforts to assist the ARI Entities with obtaining the Longtrain Consents. For six (6) months following the Effective Date, ARI shall provide ARL and Buyer with prompt updates with respect to material developments in its efforts to obtain the Longtrain Consents and thereafter shall provide ARL and Buyer with bi-monthly reports detailing ARI’s progress and negotiations with respect to obtaining the Longtrain Consents. The actual date on which the last Longtrain Consent and the transition from ARL to ARI as manager becomes effective is referred to herein as the “Longtrain Termination Date”, which shall not be a date earlier than the Initial Closing Date; provided, that, the date on which the transition from ARL to ARI as a manager becomes effective shall not be after the later of (i) twenty (20) Business Days following the date on which the Longtrain Consents become effective; (ii) the Initial Closing Date; or (iii) the date of the written confirmation under Section 2.15(a) hereof.
(b)    Designated Successor Manager. ARL hereby agrees (i) to serve as the Successor Manager (as defined in the Longtrain-ARL RMA) under the Longtrain-ARL RMA, only with respect to the Longtrain Indenture, in the case of a Manager Termination Event (as defined in the Longtrain-ARL RMA) by ARI, or (ii) if the Longtrain-ARL RMA is terminated and in connection therewith ARI and Longtrain enter into a new railcar management agreement on substantially identical terms as the Longtrain-ARL RMA, to serve as a successor manager under such new railcar management, only with respect to the Longtrain Indenture, in the case of a Manager Termination Event (as defined substantially the same as it is defined in the Longtrain-ARL RMA) by ARI.
5.02    Longtrain Shared Railcar Lease Agreements
(a)    Longtrain Acknowledgments. As soon as reasonably practicable, but no later than twenty (20) Business Days after the Effective Date, ARL and ARI shall request that each Customer to a

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Longtrain-ARL Shared Railcar Lease Agreement, Longtrain Only Shared Railcar Lease Agreement or ARI-ARL-Longtrain Shared Railcar Lease Agreement execute a Longtrain Acknowledgment. Promptly following the Longtrain Termination Date, ARL and ARI shall cooperate in directing each such Customer to make the proper payments to a New ARI Bank Account.
(b)        Evidence of Assignment at or prior to Initial Closing.
(i)    At the Initial Closing, or prior to the Initial Closing if requested by ARI, with respect to each ARI-ARL-Longtrain Shared Railcar Lease Agreement and Longtrain-ARL Shared Railcar Lease Agreement where the Customer has not executed a Longtrain Acknowledgment, the Group Company party to the ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement, as applicable, ARI and Longtrain (or ARI as agent for Longtrain), as applicable, shall execute and deliver an assignment and assumption agreement, and, if necessary or appropriate, a customary and confirmatory bill of sale, each in a form reasonably satisfactory to ARL and ARI evidencing the transfer of the interest of the applicable Group Company in the corresponding ARI Railcars and Longtrain Railcars and such ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement, as applicable, only with respect to the ARI Railcars and Longtrain Railcars, to ARI or Longtrain (or to ARI as agent), as applicable.
(ii)    At the Initial Closing, or prior to the Initial Closing if requested by ARI, with respect to each Longtrain Only Shared Railcar Lease Agreement where the Customer has not executed a Longtrain Acknowledgment, the Group Company party to the Longtrain Only Shared Railcar Lease Agreement, ARI and Longtrain (or ARI as agent for Longtrain), as applicable, shall execute and deliver an assignment and assumption agreement, and, if necessary or appropriate, a customary and confirmatory bill of sale, each in a form reasonably satisfactory to ARL and ARI evidencing the transfer of the interest of the applicable Group Company in the corresponding ARI Railcars and Longtrain Railcars and such Longtrain Only Shared Railcar Lease Agreement to ARI or Longtrain (or to ARI as agent), as applicable.
(iii)    Within three (3) Business Days following the date of the execution and delivery specified in Sections 5.02(b)(i) and 5.02(b)(ii), ARL shall deliver executed transfer notices in form and substance reasonably satisfactory to ARI to each applicable Customer, notifying such Customer of the assignment of (1) the ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement with respect to the ARI Railcars or Longtrain Railcars or (2) Longtrain Only Shared Railcar Lease Agreement.
(iv)    After the Initial Closing, where the Customer has not executed a Longtrain Acknowledgment, with respect to any ARI Railcars or Longtrain Railcars that are removed from any ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement, the Group Companies will provide commercially reasonable confirmations or undertakings confirming that the ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement no longer applies to such ARI Railcars or Longtrain Railcars.
(v)    After the Initial Closing, where the Customer has not executed a Longtrain Acknowledgment with respect to the ARI Railcars or Longtrain Railcars, the Group Companies will provide reasonable confirmations or undertakings in favor of ARI’s or Longtrain’s existing or future lending groups, in a manner no more burdensome than the manner in which such actions were taken in respect of the Longtrain financings including by providing access to the ARI-ARL-Longtrain Shared Railcar Lease Agreements or Longtrain-ARL Shared Railcar Lease Agreements and the payments in respect thereof (but in no event will

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this include acting as manager, unless it is, at such time, acting as manager or successor manager under the applicable railcar management agreement).
(vi)    After the Initial Closing, where the Customer has not executed a Longtrain Acknowledgment with respect to the ARI Railcars or Longtrain Railcars, the Group Companies will not amend any ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement with respect to the ARI Railcars or Longtrain Railcars without the prior written consent of ARI or Longtrain, as applicable. ARI will indemnify, defend, and hold ARL harmless against any and all Losses arising out of or relating to (1) any breach by ARI under any ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement or (2) the ARI Railcars or the Longtrain Railcars under any ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement that is assigned pursuant to Section 5.02(b)(i) above and for which ARL is no longer acting as manager. ARL will indemnify, defend, and hold ARI and Longtrain harmless against any and all Losses arising out of or relating to a breach by ARL under any ARI-ARL-Longtrain Shared Railcar Lease Agreement or Longtrain-ARL Shared Railcar Lease Agreement with respect to ARI Railcars and Longtrain Railcars and for which ARL is no longer acting as manager.
(c)    Further Efforts. For a period of one (1) year after the Initial Closing, with respect to each Longtrain-ARL Shared Railcar Lease Agreement or ARI-ARL-Longtrain Shared Railcar Lease Agreement, where the Customer has not executed a Longtrain Acknowledgment, ARL shall use its commercially reasonable efforts to work together with ARI to obtain an executed Longtrain Acknowledgment from such Customer and ARI agrees to cooperate with ARL for this purpose (which, for the avoidance of doubt, shall not be more burdensome than requesting such Customer to execute such Longtrain Acknowledgment during ordinary course communications with such Customer).
(d)    Subcontracting. After the Initial Closing but prior to the Longtrain Termination Date, ARL and ARI hereby agree to a sub-contractual arrangement (the “Subcontractor Agreement”) that shall take effect upon ARI’s written request, pursuant to which (i) ARI hereby agrees to assume and perform all of ARL’s obligations and duties under the Longtrain-ARL RMA (other than the Group Companies’ obligations with respect to the Lockbox Account (as defined in the LAA)), (ii) ARI will perform ARL’s obligations consistently with the Services Standard (as defined in the Longtrain-ARL RMA) and will provide ARL on the fifth (5th) Business Day of each calendar month with a certificate of an authorized officer of ARI (1) certifying that ARI has performed its obligations and duties under the Subcontractor Agreement and (2) detailing any material written complaint made by any Customer in the prior calendar month regarding ARI’s performance under the Subcontractor Agreement (without describing the identity of the Customer) and any material claim or complaint in writing by any noteholder under the Longtrain Indenture regarding the Subcontractor Agreement (without describing the identity of the noteholder), (iii) that notwithstanding the provisions of the Longtrain-ARL RMA that provide for certain fees to be paid to ARL, from and after the Initial Closing Date until the Subcontractor Agreement is terminated, ARL shall not be entitled to any fee, commission, or other payment under the Longtrain-ARL RMA attributable to the period from and after the Initial Closing Date until the Subcontractor Agreement is terminated and shall as promptly as practicable deliver to ARI any such fees that it receives attributable to such period, and (iv) that the Subcontractor Agreement will continue until the earlier of (1) the date that is thirty (30) months after the Initial Closing Date, (2) the Longtrain Termination Date, (3) the date upon which ARI’s performance or non-performance has caused a Manager Termination Event and (4) the date on which noteholders constituting the Requisite Majority (as defined in the Longtrain Indenture) have complained to ARL or ARI in writing about the Subcontractor Agreement. ARL and ARI hereby agree to work together, in good faith, during the Pre-Closing Transition Period, to enter into a Contract to more fully document, in a form reasonably satisfactory to ARL and ARI, the Subcontractor Agreement.

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5.03    Termination of Longtrain Agreements. ARL and ARI hereby agree that as of the effectiveness of the Longtrain Termination Date:
(a)    without any further action by any Party, that the Longtrain-ARL RMA shall be terminated and all Obligations under the Longtrain-ARL RMA shall be discharged and released, and such Obligations shall thereafter have no further force or effect. Notwithstanding the foregoing, any Specified Obligations under the Longtrain-ARL RMA shall be discharged and released hereby, only as to ARL, and ARL shall be irrevocably discharged and released from any further Specified Obligations, and such Specified Obligations instead shall be undertaken by AEPC in accordance with Section 6.01(a) hereof; and
(b)    with respect to all ARI Railcars and Longtrain Railcars as to which an ARI Acknowledgement or Longtrain Acknowledgement is in effect, ARI and ARL shall, from time to time, take all steps required or appropriate to evidence that Longtrain and ARI shall be removed, discharged and released or be deemed to be discharged and released from its respective Obligations pursuant to the LAA and CAA (with respect to the applicable ARI Railcars and Longtrain Railcars), and, the ARI Railcars and the Longtrain Railcars, the Longtrain Only Shared Railcar Lease Agreements and the ARI Only Shared Railcar Lease Agreements shall be removed from the LAA and CAA (with respect to the applicable ARI Railcars and Longtrain Railcars).
ARTICLE VI.
UNDERTAKINGS
6.01    AEPC Undertakings.
(a)    AEPC hereby undertakes the payment and performance of any Specified Obligations that are discharged and released only with respect to the Group Companies pursuant to this Agreement.
(b)    From and after the Initial Closing, AEPC will indemnify, defend, and hold the Group Companies harmless against any and all Losses suffered or incurred by the Group Companies arising out of or relating to the Subcontractor Agreement, any ARI Entity’s obligations thereunder and any ARI Entity’s acts or omissions with respect thereto, including without limitation, any act or omission or other occurrence constituting (1) a breach or violation of any of the duties of the Manager under the Longtrain-ARL RMA or (2) a Manager Termination Event for purpose of the Longtrain-ARL RMA, and any such Losses suffered or incurred by ARL under Section 12 of the Longtrain-ARL RMA, except to the extent that such Losses are the result of the fraud, gross negligence or willful misconduct of ARL or any of the Group Companies after the Initial Closing.
6.02    Costs and Expenses. During the period beginning on December 1, 2015 and ending on the date that is twelve (12) months after the Initial Closing Date, AEPC shall pay (or reimburse, as applicable) ARI the reasonable, documented and out-of-pocket (i) legal and other professional fees and expenses incurred by the ARI Entities in connection with the evaluation of the transactions contemplated by this Agreement and the Purchase Agreement and potential alternative transactions, and the due diligence and other activities relating to the transactions contemplated by this Agreement and the Purchase Agreement and potential alternative transactions, (ii) incremental costs of the ARI Entities to hire employees and/or independent contractors to engage in or perform activities previously engaged in or performed by the Group Companies under the ARI-ARL RMA, the Longtrain-ARL RMA, the CAA and the LAA (it being understood that the incremental costs of hiring independent contractors shall mean the costs, if any, over and above the comparable costs of hiring an employee to perform such work), including transition-related payments such as signing

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bonuses, relocation expenses, finders’ fees, recruiters’ fees and other reasonable costs and expenses to hire or engage such individuals (but excluding ordinary course compensation payable to any such employees and/or independent contractors such as base salary, ordinary course bonuses, if any, and independent contractor fees that are not incremental costs as described above), (iii) taxes, other than franchise and income taxes, that directly relate to separating the management of the railcars owned by the ARI Entities from the Group Companies’ railcars, (iv) amounts payable by ARI to ARL in accordance with Section 2.15(c) and Section 2.15(d) hereof, and (v) other costs and expenses to be mutually agreed by AEPC and ARI, in their reasonable discretion, that relate to separating the management of the railcars owned by the ARI Entities from the Group Companies’ railcars.
6.03    Guarantee of SMRSH LLC and SMBC Rail Services LLC.
(a)    From and after the Initial Closing, subject to the conditions and limitations set forth below, each of SMRSH LLC and SMBC Rail Services LLC (collectively, the “SMBC Guarantors”), jointly and severally, hereby absolutely, irrevocably and unconditionally guarantees, as principal and not as surety, to the ARI Entities, (1) the due and punctual payment of all payment obligations of the Group Companies under this Agreement, and (2) the full, complete and timely performance of all covenants, agreements, duties and obligations applicable to the Group Companies pursuant to this Agreement, in each case arising at or after the Initial Closing (collectively, the “SMBC Guaranteed Obligations”).
(b)    Each of the SMBC Guarantors, jointly and severally, guarantees that the SMBC Guaranteed Obligations will be duly and punctually paid or performed in accordance with the terms of this Agreement. If for any reason the Group Companies shall fail or be unable duly and punctually to pay or perform any of the SMBC Guaranteed Obligations as and when the same shall become due or otherwise required, then the SMBC Guarantors, jointly and severally, shall, subject to the terms and conditions of this Agreement, forthwith duly and punctually pay or perform such SMBC Guaranteed Obligation. From and after the Initial Closing, each of the SMBC Guarantors further agrees that this Agreement, to the extent it requires the payment of money, constitutes a guaranty of payment when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from any Group Company. From and after the Initial Closing, each of the SMBC Guarantor’s liability under this Agreement shall be absolute, unconditional, irrevocable and continuing irrespective, without limitation, of:
(i)    any lack of validity or enforceability of this Agreement as a result of the application of any bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity to each of the SMBC Guarantors;
(ii)    any modification, amendment, consent, extension, forbearance or waiver of or any consent to departure from this Agreement that may be agreed to by each of the SMBC Guarantors;
(iii)    any action or inaction by any ARI Entity under or in respect of this Agreement, or any failure, lack of diligence, omission or delay on the part of any ARI Entity to enforce, assert or exercise any right, power or remedy conferred on any ARI Entity in this Agreement;
(iv)    any merger or consolidation of either of the SMBC Guarantors or any of their respective Affiliates into or with any Person, or any sale, lease or transfer of any of the assets of the parties hereto or any other Person to any other Person;
(v)    any change in the ownership of any of the parties hereto or any Person; or

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(vi)    any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against either of the SMBC Guarantors or any other Person.
(c)    Each of the SMBC Guarantors hereby unconditionally waives (i) any and all notices, including promptness, diligence, notice of acceptance of this Agreement and any other notice with respect to any of the SMBC Guaranteed Obligations and this Agreement, (ii) any presentment, demand, performance, protest, notice of non-payment as the same pertains to any Group Company, suit or the taking of other action by any ARI Entity against, and any other notice to, each of the SMBC Guarantors with respect to any of the SMBC Guaranteed Obligations, (iii) any right to require any ARI Entity to proceed against any Group Company or to exhaust any security held by any ARI Entity or to pursue any other remedy with respect to any of the SMBC Guaranteed Obligations, (iv) any defense based upon an election of remedies by any ARI Entity, unless the same would excuse performance by any Group Company under this Agreement with respect to any of the SMBC Guaranteed Obligations and (v) any duty of any ARI Entity to advise each of the SMBC Guarantors of any information known to any ARI Entity regarding any Group Company or its ability to perform under this Agreement with respect to any of the SMBC Guaranteed Obligations. From and after the Initial Closing, any ARI Entity may at any time and from time to time without notice to or consent of any SMBC Guarantor and without impairing or releasing the obligations of the SMBC Guarantors hereunder, with respect to any of the SMBC Guaranteed Obligations, (A) agree with any Group Company to make any change in the terms of the SMBC Guaranteed Obligations, (B) take or fail to take any action of any kind in respect of any security for the SMBC Guaranteed Obligations, (C) exercise or refrain from exercising any rights against any Group Company or others, or (D) compromise or subordinate the SMBC Guaranteed Obligations, including any security therefor. Any other suretyship defenses are hereby waived by each of the SMBC Guarantors with respect to any of the SMBC Guaranteed Obligations.
(d)    The provisions of this Section 6.03 shall continue to be effective or be reinstated, as the case may be, if (i) at any time and to the extent that any payment of any of the SMBC Guaranteed Obligations is rescinded or must otherwise be returned by the payee thereof to any Group Company or the SMBC Guarantors upon the insolvency, bankruptcy, reorganization or similar event of any Group Company or the SMBC Guarantors, all as though such payment had not been made or (ii) the obligations of each of the SMBC Guarantors under this Section 6.03, with respect to any of the SMBC Guaranteed Obligations, are released in consideration of a payment of money or transfer of property by any Group Company or any other Person and to the extent that such payment, transfer or grant is rescinded or must otherwise be returned by the recipient thereof to any Group Company or the SMBC Guarantors upon the insolvency, bankruptcy, reorganization or similar event of any Group Company or the SMBC Guarantors, all as though such payment, transfer or grant had not been made.
ARTICLE VII.
CONFIDENTIALITY
7.01    Obligation.
(a)    In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the other Party, each Party shall hold in confidence and not disclose to any third party any confidential information received by it from the other Party or its Affiliates or Representatives; provided, that, either Party may share with its Representatives, in each case who have a “need to know” such confidential information. “Confidential information” shall include any passwords or user IDs related to the Management System or other intellectual property (the “Information Technology”) provided by the Group Companies to the ARI Entities.

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(b)    ARI agrees that it is responsible for any action or failure to act that would constitute a breach or violation of this Section 7.01 by ARI’s Covered Affiliates or Representatives that received such information from ARL. ARL agrees that it is responsible for any action or failure to act that would constitute a breach or violation of this Section 7.01 by ARL’s Affiliates or Representatives that received such information from ARI.
(c)    ARI agrees that to the extent that it or any of its Representatives uses any Information Technology of the Group Companies in connection with this Agreement (whether on-site or remotely), it will adhere to the terms for use of such Information Technology, including any security rules, access agreements, procedures, user IDs and passwords provided by ARL to ARI in connection with such Information Technology. Within ten (10) business days of the Effective Date, ARL and ARI will develop a protocol to prevent the sharing of competitively sensitive information between the Parties post-Initial Closing.
(d)    For purposes of this Agreement, confidential information shall not include information: (i) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving Party; (ii) which is or becomes available to the receiving Party on a non-confidential basis, directly or indirectly, from a source (other than a Party to this Agreement, any Affiliate of ARL, any Covered Affiliate of ARI or any Representative of any Party) that is not known by such Party, after reasonable inquiry, to be bound by any confidentiality obligation to the other Party, its Affiliates or its Representatives with respect to such information, or otherwise known by such Party, its Affiliates or its Representatives, in each case, after reasonable inquiry, to be prohibited from transmitting the information to such Party, its Affiliates or its Representatives by a contractual, legal or fiduciary obligation; (iii) which is required to be disclosed by Law or governmental order; (iv) that is reasonably necessary to be disclosed in connection with any Action or in any dispute with respect to this Agreement (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing party in the course of any litigation, arbitration, mediation, investigation or administrative proceeding); or (v) the disclosure of which is mutually agreed to by the Parties in writing.
7.02    Effectiveness. The foregoing obligation of confidentiality shall be in effect so long as obligations remain outstanding under this Agreement and for a period of four (4) years thereafter.
7.03    Care and Inadvertent Disclosure. With respect to any confidential information, each Party agrees as follows:
(a)    it shall use the same degree of care in safeguarding such information as it uses to safeguard its own information which must be held in confidence; and
(b)    upon the discovery of any inadvertent disclosure or unauthorized use of such information, or upon obtaining notice of such a disclosure or use from the other Party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use.
7.04    Disclosure Required by Law. Notwithstanding anything in Section 7.01 to the contrary, in the event that ARL (or its Affiliates or Representatives) or ARI (or its Covered Affiliates or Representatives) is requested or required under applicable Law or the applicable rules or regulations of any securities exchange or similar self-regulatory organization having jurisdiction over such Party, its Affiliates or its Representatives, as applicable (including by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), to disclose any information required to be treated as confidential pursuant to ARTICLE VII, it is agreed that, to the extent permitted by applicable Law, such Party shall as promptly as reasonably practicable (i) inform the other Party of the terms of any such request

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or requirement, (ii) consult with the other Party on the advisability of taking legally available measures to resist or narrow any such request or requirement and (iii) cooperate with such other Party, at such other Party’s expense, in pursuing any such reasonable measures that such other Party determines to seek to resist or narrow any such request or requirement. In the event that disclosure of such information is ultimately required, the disclosing Party shall, to the extent permitted by applicable Law, give the other Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and then may furnish that portion (and only that portion) of such information which it is required to disclose under such applicable Laws or rules or regulations, and ARL and its Affiliates and Representatives and ARI and its Covered Affiliates and Representatives, as the case may be, shall cooperate with the other Party, at such other Party’s expense, in its reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded any information so furnished.
ARTICLE VIII.
TERM
8.01    Term. Except as otherwise provided in this ARTICLE VIII or as otherwise agreed in writing by the Parties, this Agreement shall become effective as of the Effective Date and shall terminate immediately upon the termination of the Purchase Agreement if the Purchase Agreement is terminated prior to Initial Closing; provided, that, notwithstanding the termination of this Agreement, the license and rights granted in Section 3.02 shall survive such termination and continue in perpetuity.
ARTICLE IX.
MISCELLANEOUS
9.01    Amendments. This Agreement may be amended, modified or supplemented only by a written agreement executed and delivered by duly authorized officers of both ARL and ARI or their applicable successors in interest. This Agreement may not be amended, modified or supplemented except as provided in the immediately preceding sentence and any purported amendment modification or supplement by either party effected in a manner which does not comply with this Section 9.01 shall be void.
9.02    Successors and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, that, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party. Notwithstanding the foregoing, without the prior written consent of ARL, each of ARI and its permitted assigns may at any time, in their sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement (a) to one or more of their Affiliates (provided such assignment in no way increases, alters or changes any of the obligations hereunder, and provided, further, that no such assignment shall relieve ARI of its obligations hereunder); and (b) to any subsequent purchaser of all or substantially all of the assets of the ARI Entities or all or substantially all of the assets of the ARI Entities’ leasing business (whether any such sale is structured as a sale of stock, sale of assets, merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or otherwise).
9.03    Integration. This Agreement contains the entire agreement between the Parties regarding the obligations hereof and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.
9.04    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in

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person, by e-mail (followed by overnight courier), or by registered or certified mail (postage prepaid, return receipt requested) to the other Party as follows:
If to ARL, to:

American Railcar Leasing, LLC
100 Clark Street, Suite 201
St. Charles, MO 63301
Attention: John O’Bryan
E-mail: JObryan@arleasing.com
Only pre-Initial Closing, with a copy (which shall not constitute notice to ARL) to:

Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017
Attention: Stuart Welburn
E-mail: Stuart.Welburn@ThompsonHine.com
Attention: Todd Mason
E-mail: Todd.Mason@ThompsonHine.com
Only post-Initial Closing, with a copy (which shall not constitute notice to ARL) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: David Ingles
E-mail: David.Ingles@Skadden.com
If to ARI, to:

American Railcar Industries, Inc.
100 Clark Street
St. Charles, MO 63301
Attention: Yevgeny Fundler
E-mail: yfundler@americanrailcar.com
with a copy (which shall not constitute notice to ARI) to:

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Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attention: James Bedar
E-mail: jbedar@brownrudnick.com

9.05    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.
9.06    Waiver. The failure or delay of any Party to exercise or assert any of its rights, powers or privileges hereunder shall not constitute a waiver of such rights nor shall any single or partial exercise preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
9.07    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR FROM SUCH PARTIES PERFORMANCE UNDER THIS AGREEMENT OR FROM THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
9.08    Jurisdiction and Venue.
(a)    Each of the Parties irrevocably and unconditionally:
(i)    submits itself and its property to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the County of New York, in any Action or proceeding arising out of or in connection with or relating to this Agreement, the transactions contemplated hereby, the formation, breach, termination or validity of this Agreement or the recognition and enforcement of any judgment in respect of this Agreement;
(ii)    agrees that all claims in respect of any Action or proceeding may be heard and determined in any such court and agrees not to bring any Action or proceeding arising out of or relating to this Agreement in any other court; and
(iii)    waives any defense (including inconvenient forum) that it may now or hereafter have to the venue or jurisdiction or to the maintenance of any Action or proceeding so brought and

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agrees not to plead the same, and waives any bond, surety or other security that might be required of any other Party with respect thereto.
(b)    Each Party agrees that service of summons and complaint or any other process that might be served in any Action or proceeding may be made on such Party by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 9.04. Nothing in this Section 9.08, however, shall affect the right of either Party to serve legal process in any other manner permitted by the Laws of the State of New York. Each Party agrees that a final, non-appealable judgment in any Action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.
9.09    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted.
9.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.
9.11    Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person, other than the Parties, including their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any of the transactions contemplated hereby; provided, that, Licensees are intended third party beneficiaries under Section 3.02.
9.12    Reservation of Rights. Either Party’s waiver of any of its remedies afforded hereunder or at Law is without prejudice and shall not operate to waive any other remedies which that Party shall have available to it, nor shall such waiver operate to waive any Party’s rights to any remedies due to a future breach, whether of a similar or different nature.
9.13    Relationship of the Parties. It is expressly understood and agreed that in undertaking the obligations hereunder, each Party is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Nothing in this Agreement provides either Party with the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of the other Party). It is the understanding and intention of the Parties hereto that execution of and performance under this Agreement shall create no “joint employer” relationship between them.
9.14    Conflict. In case of conflict between the terms and conditions of this Agreement and any Schedule, the terms and conditions of such Schedule shall control and govern as it relates to the Service to which those terms and conditions apply.
9.15    Disputes. Prior to initiating any legal proceeding, the Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Parties, which shall initially be between the Primary Coordinators and as necessary shall be escalated to each Party’s

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executive management in order to facilitate prompt resolution of the dispute. If the dispute has not been resolved by negotiation within thirty (30) days after either Party gives written notice of such dispute to the other Party, then either Party shall have the right to initiate an Action.
9.16    Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the terms hereof, in addition to any other remedy at Law or in equity. Each Party hereto expressly waives any requirement that any other Party hereto obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.
* * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AMERICAN RAILCAR LEASING, LLC

By:
Name:
Title:

AMERICAN RAILCAR INDUSTRIES, INC.

By:
Name:
Title:

AMERICAN ENTERTAINMENT PROPERTIES CORP., solely for purposes of ARTICLE VI and ARTICLE IX

By:
Name:
Title:

SMRSH LLC, solely for purposes of ARTICLE VI and ARTICLE IX

By:
Name:
Title:

SMBC RAIL SERVICES LLC, solely for purposes of ARTICLE VI and ARTICLE IX

By:
Name:
Title:

Signature Page to Railcar Management Transition Agreement